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                                                                   Exhibit 99.1

JLG [logo]                                                        PRESS RELEASE
                                                          FOR IMMEDIATE RELEASE


JLG INDUSTRIES, INC.
1 JLG Drive
McConnellsburg, PA 17233-9533
Telephone (717) 485-5161                                 CONTACT:  JUNA ROWLAND
Fax (717) 485-6417                    DIRECTOR - CORPORATE & INVESTOR RELATIONS
www.jlg.com                                          (240) 313-1816, IR@JLG.COM

                JLG SELLS $125 MILLION OF SENIOR UNSECURED NOTES
                  AMENDS $275 MILLION SENIOR CREDIT FACILITIES

         MCCONNELLSBURG, PA, MAY 5, 2003 - JLG Industries, Inc. (NYSE: JLG) announced today that it sold $125 million principal amount of its 8 1/4 percent senior unsecured notes due 2008 at par. To allow the issuance of the senior unsecured notes, the Company entered into amendments to its $250 million revolving credit facility and $25 million overdraft facility that gives the Company greater flexibility with respect to certain financial ratios and reduces the maximum borrowings available under the $250 million facility to $150 million. The net proceeds of the offering were used to repay outstanding debt under the Company's existing $250 million revolving credit facility with the balance to be used for general corporate purposes.

         "We are extremely pleased with the positive response to the notes offering by investors and the continued support of our senior lenders," stated Jim Woodward, Executive Vice President and Chief Financial Officer. "This transaction layers our debt structure, improves our flexibility, enhances our liquidity and provides us with more options as we look to replace our current revolving credit facility in the coming months. It also strengthens our ability to support future growth, including opportunistic acquisitions."

         The senior notes were sold to qualified institutional buyers in reliance on Rule 144A and outside the United States in compliance with Regulation S under the Securities Act of 1933. The senior notes were not registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

         JLG Industries, Inc. is the world's leading producer of mobile aerial work platforms and a leading producer of telehandlers and telescopic hydraulic excavators marketed under the JLG(R) and Gradall(R) trademarks. Sales are made principally to rental companies and distributors that rent and sell the Company's products to a diverse customer base, which include users in the industrial, commercial, institutional and construction markets. JLG's manufacturing facilities are located in the United States and Belgium, with sales and service locations on six continents.

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JLG Industries, Inc. - page 2


         This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance, and involve a number of risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: (i) general economic and market conditions, including political and economic uncertainty in areas of the world where we do business; (ii) varying and seasonal levels of demand for our products and services; and (iii) customer financing risks; as well as other risks as detailed in the Company's SEC reports, including the report on Form 10-Q for the quarter ended January 31, 2003.

                    For more information, visit www.jlg.com.

        Note: Information contained on our website is not incorporated by reference into this release.

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